Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Reports 2018 Fiscal Fourth Quarter and Year End Results

Exceeds Guidance for Revenue

BEDFORD, MA, January 17, 2019 (BUSINESSWIRE) — Progress (NASDAQ: PRGS), the leading provider of application development and digital experience technologies, today announced results for its fiscal fourth quarter and fiscal year ended November 30, 2018.

Revenue was $111.3 million during the quarter compared to $116.1 million in the same quarter last year, a year-over-year decrease of 4% on an actual currency basis and 3% on a constant currency basis. On a non-GAAP basis, revenue was $111.5 million during the quarter compared to $116.3 million in the same quarter last year, a decrease of 4% on an actual currency basis and 3% on a constant currency basis.

On a GAAP basis, diluted earnings per share during the quarter was $0.41 compared to $0.34 in the same quarter last year, an increase of 21%. On a non-GAAP basis, diluted earnings per share during the quarter was $0.76 compared to $0.67 in the same quarter last year, an increase of 13%.

“We achieved better-than-expected revenue and strong earnings per share in Q4, finishing a very solid financial year", said Yogesh Gupta, CEO at Progress. "Our business continues to be healthy and stable, and demand for our high-productivity application development platform is growing. We look forward to continued momentum in 2019, as we execute on our strategic plan that will drive sustainable, long-term value for all shareholders.”

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	November 30, 2018	November 30, 2017	% Change	November 30, 2018	November 30, 2017	% Change
Revenue	$111,333	$116,079	(4)%	$111,495	$116,335	(4)%
Income from operations	$24,259	$28,809	(16)%	$44,213	$49,076	(10)%
Operating margin	22%	25%	(3)%	40%	42%	(2)%
Net income	$18,430	$16,429	12%	$34,590	$32,073	8%
Diluted earnings per share	$0.41	$0.34	21%	$0.76	$0.67	13%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$24,327	$32,515	(25)%	$23,232	$32,365	(28)%

Paul Jalbert, CFO, said: “We are pleased with our financial performance for Q4 and for the full year. Operating margins and cash flows were very strong, and we returned nearly $150 million of capital to shareholders in 2018. Through our sustained focus on running lean operationally, we have reduced our annual expenses by almost $40 million over the past two years and are well-positioned for continued financial success as we enter 2019.”

Other fiscal fourth quarter 2018 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $139.5 million at the end of the quarter;

•	DSO was 47 days, consistent with the fiscal fourth quarter of 2017, and an increase of 4 days compared to 43 days in the fiscal third quarter of 2018;

•
Pursuant to the $250 million share authorization by the Board of Directors, Progress repurchased 241,000 shares for $10.0 million during the fiscal fourth quarter of 2018. As of November 30, 2018, there was $100.0 million remaining under this authorization; and

•
On January 8, 2019, our Board of Directors declared a quarterly dividend of $0.155 per share of common stock that will be paid on March 15, 2019 to shareholders of record as of the close of business on March 1, 2019.

Full Year Results

	Fiscal Year Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	November 30, 2018	November 30, 2017	% Change	November 30, 2018	November 30, 2017	% Change
Revenue	$397,165	$397,572	—%	$397,695	$398,587	—%
Income from operations	$85,998	$70,614	22%	$152,200	$144,453	5%
Operating margin	22%	18%	4%	38%	36%	2%
Net income	$63,491	$37,417	70%	$115,040	$92,493	24%
Diluted earnings per share	$1.38	$0.77	79%	$2.49	$1.91	30%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$121,352	$105,686	15%	$120,213	$121,543	(1)%

Impact of the New Revenue Recognition Accounting Standard

Progress adopted the new accounting standard related to revenue recognition ("ASC 606") effective December 1, 2018, using the full retrospective method. Guidance for the fiscal year ending November 30, 2019, and for the first quarter ending February 28, 2019, has been prepared in accordance with the new standard. To provide comparable metrics to our fiscal year 2019 guidance, we have included preliminary adjustments to our quarterly and annual fiscal year 2018 results later in this release. These amounts are unaudited.

The largest impact from ASC 606 is on our Data Connectivity and Integration ("DCI") segment revenue. DCI license revenue is comprised primarily of multi-year term contracts, and was recognized upon payment due dates over the term of the agreement under the prior accounting standard. ASC 606, however, requires the license revenue for the entire term of these multi-year arrangements to be recognized up-front, and this change materially impacts the timing of our DCI segment revenue.

We do not expect a material impact from ASC 606 on our OpenEdge segment revenue, or on our Application Development and Deployment segment revenue.

2019 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2019 and for the fiscal first quarter ending February 28, 2019, as well as comparable fiscal 2018 periods adjusted results, under ASC 606:

	FY 2018 Adjusted(1)		FY 2019 Guidance
(In millions, except percentages and per share amounts)	FY 2018 GAAP	FY 2018 Non-GAAP	FY 2019 GAAP	FY 2019 Non-GAAP
Revenue	$379	$379	$380 - $386	$380 - $386
Diluted earnings per share	$1.08	$2.19	$1.19 - $1.24	$2.33 - $2.39
Operating margin	18%	35%	20%	36%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$121	$120	$115 - $120	$115 - $120
Effective tax rate	18%	20%	24%	19%

	Q1 2018 Adjusted(1)		Q1 2019 Guidance
(In millions, except per share amounts)	Q1 2018 GAAP	Q1 2018 Non-GAAP	Q1 2019 GAAP	Q1 2019 Non-GAAP
Revenue	$95	$96	$85 - $88	$85 - $88
Diluted earnings per share	$0.29	$0.56	$0.18 - $0.20	$0.45 - $0.47

(1)Progress adopted ASC 606 on December 1, 2018. As our GAAP results for fiscal year 2018 are reported under prior revenue recognition guidance, we have provided preliminary adjusted amounts for fiscal year 2018 for comparability to the first fiscal quarter and full fiscal year of 2019. These amounts are unaudited. Refer to the schedules later in this release, which include the preliminary adjustments to our quarterly and annual fiscal year 2018 results.

Based on current exchange rates, the expected negative currency translation impact on Progress' fiscal year 2019 business outlook compared to 2018 exchange rates is approximately $5.8 million on GAAP and non-GAAP revenue, and approximately $0.04 on GAAP and non-GAAP diluted earnings per share. The expected negative currency translation impact on Progress' fiscal Q1 2019 business outlook compared to 2018 exchange rates on GAAP and non-GAAP revenue, and on GAAP and non-GAAP diluted earnings per share is approximately $2.4 million and $0.02, respectively. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

The Progress quarterly investor conference call to review its fiscal fourth quarter of 2018 will be broadcast live at 5:00 p.m. ET on Thursday, January 17, 2019 and can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-800-458-4121, pass code 9119737. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2017, as amended, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2018, May 31, 2018 and August 31, 2018. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost. Progress offers powerful tools for easily building adaptive user experiences across any type of device or touchpoint, award-winning machine learning that enables cognitive capabilities to be a part of any application, the flexibility of a serverless cloud to deploy modern apps, business rules, web content management, plus leading data connectivity technology. Over 1,700 independent software vendors, 100,000 enterprise customers, and 2 million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Fiscal Year Ended
(In thousands, except per share data)	November 30, 2018	November 30, 2017	% Change	November 30, 2018	November 30, 2017	% Change
Revenue:
Software licenses	$43,151	$45,963	(6)%	$122,137	$124,406	(2)%
Maintenance and services	68,182	70,116	(3)%	275,028	273,166	1%
Total revenue	111,333	116,079	(4)%	397,165	397,572	—%
Costs of revenue:
Cost of software licenses	1,198	1,405	(15)%	4,769	5,752	(17)%
Cost of maintenance and services	10,025	10,575	(5)%	39,470	43,299	(9)%
Amortization of acquired intangibles	5,508	5,979	(8)%	22,734	20,108	13%
Total costs of revenue	16,731	17,959	(7)%	66,973	69,159	(3)%
Gross profit	94,602	98,120	(4)%	330,192	328,413	1%
Operating expenses:
Sales and marketing	28,198	26,229	8%	93,036	96,345	(3)%
Product development	20,334	21,243	(4)%	79,739	76,988	4%
General and administrative	13,380	12,401	8%	49,050	45,739	7%
Amortization of acquired intangibles	3,285	3,318	(1)%	13,241	13,039	2%
Loss on assets held for sale	5,147	—	*	5,147	—	*
Fees related to shareholder activist	—	2,020	*	1,472	2,020	(27)%
Restructuring expense	(131)	3,486	(104)%	2,251	22,210	(90)%
Acquisition-related expenses	130	614	(79)%	258	1,458	(82)%
Total operating expenses	70,343	69,311	1%	244,194	257,799	(5)%
Income from operations	24,259	28,809	(16)%	85,998	70,614	22%
Other (expense) income	(2,188)	(728)	(201)%	(7,018)	(5,027)	(40)%
Income before income taxes	22,071	28,081	(21)%	78,980	65,587	20%
Provision for income taxes	3,641	11,652	(69)%	15,489	28,170	(45)%
Net income	$18,430	$16,429	12%	$63,491	$37,417	70%

Earnings per share:
Basic	$0.41	$0.35	17%	$1.39	$0.78	78%
Diluted	$0.41	$0.34	21%	$1.38	$0.77	79%
Weighted average shares outstanding:
Basic	45,055	47,489	(5)%	45,561	48,129	(5)%
Diluted	45,401	48,171	(6)%	46,135	48,516	(5)%

Cash dividends declared per common share	$0.155	$0.140	11%	$0.575	$0.515	12%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:

Cost of revenue	$197	$226	(13)%	$616	$1,016	(39)%
Sales and marketing	832	843	(1)%	2,959	2,214	34%
Product development	2,468	1,877	31%	8,242	4,576	80%
General and administrative	2,356	1,648	43%	8,752	6,347	38%
Total	$5,853	$4,594	27%	$20,569	$14,153	45%
*Not meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	November 30, 2018	November 30, 2017
Assets
Current assets:
Cash, cash equivalents and short-term investments	$139,513	$183,609
Accounts receivable, net	58,450	61,210
Other current assets	25,080	18,588
Assets held for sale	5,776	—
Total current assets	228,819	263,407
Property and equipment, net	30,714	42,261
Goodwill and intangible assets, net	373,911	409,935
Other assets	7,165	3,115
Total assets	$640,609	$718,718
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$57,005	$69,661
Current portion of long-term debt	5,819	5,819
Short-term deferred revenue	133,194	132,538
Total current liabilities	196,018	208,018
Long-term debt, net	110,270	116,090
Long-term deferred revenue	15,127	9,750
Other long-term liabilities	9,112	8,776
Shareholders' equity:
Common stock and additional paid-in capital	267,053	249,836
Retained earnings	43,029	126,248
Total shareholders' equity	310,082	376,084
Total liabilities and shareholders' equity	$640,609	$718,718

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(In thousands)	November 30, 2018	November 30, 2017	November 30, 2018	November 30, 2017
Cash flows from operating activities:
Net income	$18,430	$16,429	$63,491	$37,417
Depreciation and amortization	10,855	11,572	44,502	42,896
Stock-based compensation	5,853	4,594	20,569	14,153
Loss on assets held for sale	5,147	—	5,147	—
Other non-cash adjustments	1,698	(2,792)	2,687	32
Changes in operating assets and liabilities	(17,656)	2,712	(15,044)	11,188
Net cash flows from operating activities	24,327	32,515	121,352	105,686
Capital expenditures	(1,282)	(2,515)	(7,250)	(3,377)
Repurchases of common stock, net of issuances	(8,738)	(27,222)	(110,795)	(63,911)
Dividend payments to shareholders	(6,318)	(5,975)	(25,789)	(24,127)
Payments for acquisitions, net of cash acquired	—	—	—	(77,150)
Payments of principal on long-term debt and debt issuance costs	(1,547)	(1,174)	(6,188)	(12,424)
Other	(4,810)	(3,336)	(15,426)	9,158
Net change in cash, cash equivalents and short-term investments	1,632	(7,707)	(44,096)	(66,145)
Cash, cash equivalents and short-term investments, beginning of period	137,881	191,316	183,609	249,754
Cash, cash equivalents and short-term investments, end of period	$139,513	$183,609	$139,513	$183,609

RESULTS OF OPERATIONS BY SEGMENT
(Unaudited)

	Three Months Ended			Fiscal Year Ended
(In thousands)	November 30, 2018	November 30, 2017	% Change	November 30, 2018	November 30, 2017	% Change
Segment revenue:
OpenEdge	$73,854	$77,639	(5)%	$278,258	$276,172	1%
Data Connectivity and Integration	18,041	18,044	—%	39,030	40,955	(5)%
Application Development and Deployment	19,438	20,396	(5)%	79,877	80,445	(1)%
Total revenue	111,333	116,079	(4)%	397,165	397,572	—%
Segment costs of revenue and operating expenses:
OpenEdge	20,626	19,959	3%	67,820	72,497	(6)%
Data Connectivity and Integration	2,811	2,798	—%	7,634	9,329	(18)%
Application Development and Deployment	7,019	6,749	4%	27,087	26,645	2%
Total costs of revenue and operating expenses	30,456	29,506	3%	102,541	108,471	(5)%
Segment contribution margin:
OpenEdge	53,228	57,680	(8)%	210,438	203,675	3%
Data Connectivity and Integration	15,230	15,246	—%	31,396	31,626	(1)%
Application Development and Deployment	12,419	13,647	(9)%	52,790	53,800	(2)%
Total contribution margin	80,877	86,573	(7)%	294,624	289,101	2%
Other unallocated expenses(1)	56,618	57,764	(2)%	208,626	218,487	(5)%
Income from operations	24,259	28,809	(16)%	85,998	70,614	22%
Other expense, net	(2,188)	(728)	(201)%	(7,018)	(5,027)	(40)%
Income before income taxes	$22,071	$28,081	(21)%	$78,980	$65,587	20%

(1)The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: certain product development and corporate sales and marketing expenses, customer support, administration, amortization of acquired intangibles, loss on assets held for sale, stock-based compensation, fees related to shareholder activist, restructuring, and acquisition-related expenses.

SUPPLEMENTAL INFORMATION
(Unaudited)

Revenue by Type

(In thousands)	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	FY 2017
Software licenses	$45,963	$25,343	$26,439	$27,204	$43,151	$122,137	$124,406
Maintenance	61,826	61,479	62,323	60,566	60,454	244,822	241,398
Services	8,290	7,225	7,340	7,913	7,728	30,206	31,768
Total revenue	$116,079	$94,047	$96,102	$95,683	$111,333	$397,165	$397,572

Revenue by Region

(In thousands)	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	FY 2017
North America	$66,504	$51,641	$50,823	$52,212	$65,246	$219,922	$223,942
EMEA	38,039	33,014	35,333	33,422	36,203	137,972	130,359
Latin America	5,489	4,461	4,256	4,341	4,579	17,637	21,158
Asia Pacific	6,047	4,931	5,690	5,708	5,305	21,634	22,113
Total revenue	$116,079	$94,047	$96,102	$95,683	$111,333	$397,165	$397,572

Revenue by Segment

(In thousands)	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	FY 2017
OpenEdge	$77,639	$66,408	$69,967	$68,029	$73,854	$278,258	$276,172
Data Connectivity and Integration	18,044	7,604	5,788	7,597	18,041	39,030	40,955
Application Development and Deployment	20,396	20,035	20,347	20,057	19,438	79,877	80,445
Total revenue	$116,079	$94,047	$96,102	$95,683	$111,333	$397,165	$397,572

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FOURTH QUARTER
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	November 30, 2018		November 30, 2017		Non-GAAP
Adjusted revenue:
GAAP revenue	$111,333		$116,079
Acquisition-related revenue(1)	162		256
Non-GAAP revenue	$111,495	100%	$116,335	100%	(4)%

Adjusted income from operations:
GAAP income from operations	$24,259	22%	$28,809	25%
Amortization of acquired intangibles	8,793	8%	9,297	8%
Loss on assets held for sale(2)	5,147	5%	—	—%
Fees related to shareholder activist	—	—%	2,020	2%
Restructuring expenses and other	(131)	—%	3,486	3%
Stock-based compensation	5,853	5%	4,594	4%
Acquisition-related revenue and expenses	292	—%	870	—%
Non-GAAP income from operations	$44,213	40%	$49,076	42%	(10)%

Adjusted net income:
GAAP net income	$18,430	17%	$16,429	14%
Amortization of acquired intangibles	8,793	8%	9,297	8%
Loss on assets held for sale(2)	5,147	5%	—	—%
Fees related to shareholder activist	—	—%	2,020	2%
Restructuring expenses and other	(131)	—%	3,486	3%
Stock-based compensation	5,853	5%	4,594	4%
Acquisition-related revenue and expenses	292	—%	870	1%
Tax adjustments	(3,794)	(4)%	(4,623)	(4)%
Non-GAAP net income	$34,590	31%	$32,073	28%	8%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.41		$0.34
Amortization of acquired intangibles	0.19		0.20
Loss on assets held for sale(2)	0.11		—
Fees related to shareholder activist	—		0.04
Restructuring expenses and other	—		0.07
Stock-based compensation	0.12		0.10
Acquisition-related revenue and expenses	0.01		0.02
Provision for income taxes	(0.08)		(0.10)
Non-GAAP diluted earnings per share	$0.76		$0.67		13%

Non-GAAP weighted avg shares outstanding - diluted	45,401		48,171		(6)%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue under prior accounting guidance that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively. Upon our adoption of ASC 606 in fiscal year 2019, our GAAP revenue and Non-GAAP revenue results are the same.

(2)Loss on assets held for sale represents two buildings on our Bedford campus that the Company is actively marketing and intends to sell within one year. GAAP accounting requires long-lived assets designated as held for sale to be measured at the lower of the carrying value or the fair value less cost to sell. As this loss is not part of our core operating results and is infrequent in nature, we exclude it to facilitate a more meaningful evaluation of our current operating performance and comparisons to our operating performance in other periods.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FISCAL YEAR
(Unaudited)

	Fiscal Year Ended				% Change
(In thousands, except per share data)	November 30, 2018		November 30, 2017		Non-GAAP
Adjusted revenue:
GAAP revenue	$397,165		$397,572
Acquisition-related revenue(1)	530		1,015
Non-GAAP revenue	$397,695	100%	$398,587	100%	—%

Adjusted income from operations:
GAAP income from operations	$85,998	22%	$70,614	18%
Amortization of acquired intangibles	35,975	9%	33,147	8%
Loss on assets held for sale(2)	5,147	1%	—	—%
Fees related to shareholder activist	1,472	—%	2,020	—%
Restructuring expenses and other	2,251	1%	22,046	5%
Stock-based compensation	20,569	5%	14,153	4%
Acquisition-related revenue and expenses	788	—%	2,473	1%
Non-GAAP income from operations	$152,200	38%	$144,453	36%	5%

Adjusted net income:
GAAP net income	$63,491	16%	$37,417	9%
Amortization of acquired intangibles	35,975	9%	33,147	8%
Loss on assets held for sale(2)	5,147	1%	—	—%
Fees related to shareholder activist	1,472	—%	2,020	—%
Restructuring expenses and other	2,251	1%	22,046	6%
Stock-based compensation	20,569	5%	14,153	4%
Acquisition-related revenue and expenses	788	—%	2,473	1%
Tax adjustments	(14,653)	(3)%	(18,763)	(5)%
Non-GAAP net income	$115,040	29%	$92,493	23%	24%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$1.38		$0.77
Amortization of acquired intangibles	0.78		0.68
Loss on assets held for sale(2)	0.11		—
Fees related to shareholder activist	0.03		0.04
Restructuring expenses and other	0.05		0.46
Stock-based compensation	0.44		0.29
Acquisition-related revenue and expenses	0.02		0.05
Provision for income taxes	(0.32)		(0.38)
Non-GAAP diluted earnings per share	$2.49		$1.91		30%

Non-GAAP weighted avg shares outstanding - diluted	46,135		48,516		(5)%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue under prior accounting guidance that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively. Upon our adoption of ASC 606 in fiscal year 2019, our GAAP revenue and Non-GAAP revenue results are the same.

(2)Loss on assets held for sale represents two buildings on our Bedford campus that the Company is actively marketing and intends to sell within one year. GAAP accounting requires long-lived assets designated as held for sale to be measured at the lower of the carrying value or the fair value less cost to sell. As this loss is not part of our core operating results and is infrequent in nature, we exclude it to facilitate a more meaningful evaluation of our current operating performance and comparisons to our operating performance in other periods.

OTHER NON-GAAP FINANCIAL MEASURES - FOURTH QUARTER
(Unaudited)

Revenue by Type

(In thousands)	Q4 2018	Non-GAAP Adjustment(1)	Non-GAAP Revenue
Software licenses	$43,151	$7	$43,158
Maintenance	60,454	33	60,487
Services	7,728	122	7,850
Total revenue	$111,333	$162	$111,495

Revenue by Region

(In thousands)	Q4 2018	Non-GAAP Adjustment(1)	Non-GAAP Revenue
North America	$65,246	$162	$65,408
EMEA	36,203	—	36,203
Latin America	4,579	—	4,579
Asia Pacific	5,305	—	5,305
Total revenue	$111,333	$162	$111,495

Revenue by Segment

(In thousands)	Q4 2018	Non-GAAP Adjustment(1)	Non-GAAP Revenue
OpenEdge	$73,854	$122	$73,976
Data Connectivity and Integration	18,041	—	18,041
Application Development and Deployment	19,438	40	19,478
Total revenue	$111,333	$162	$111,495

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue under prior accounting guidance that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively. Upon our adoption of ASC 606 in fiscal year 2019, our GAAP revenue and Non-GAAP revenue results are the same.

Adjusted Free Cash Flow

(In thousands)	Q4 2018	Q4 2017	% Change
Cash flows from operations	$24,327	$32,515	(25)%
Purchases of property and equipment	(1,282)	(2,515)	(49)%
Free cash flow	23,045	30,000	(23)%
Add back: restructuring payments	187	2,365	(92)%
Adjusted free cash flow	$23,232	$32,365	(28)%

OTHER NON-GAAP FINANCIAL MEASURES - FISCAL YEAR
(Unaudited)

Revenue by Type

(In thousands)	FY 2018	Non-GAAP Adjustment(1)	Non-GAAP Revenue
Software licenses	$122,137	$63	$122,200
Maintenance	244,822	191	245,013
Services	30,206	276	30,482
Total revenue	$397,165	$530	$397,695

Revenue by Region

(In thousands)	FY 2018	Non-GAAP Adjustment(1)	Non-GAAP Revenue
North America	$219,922	$530	$220,452
EMEA	137,972	—	137,972
Latin America	17,637	—	17,637
Asia Pacific	21,634	—	21,634
Total revenue	$397,165	$530	$397,695

Revenue by Segment

(In thousands)	FY 2018	Non-GAAP Adjustment(1)	Non-GAAP Revenue
OpenEdge	$278,258	$276	$278,534
Data Connectivity and Integration	39,030	—	39,030
Application Development and Deployment	79,877	254	80,131
Total revenue	$397,165	$530	$397,695

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue under prior accounting guidance that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively. Upon our adoption of ASC 606 in fiscal year 2019, our GAAP revenue and Non-GAAP revenue results are the same.

Adjusted Free Cash Flow

(In thousands)	FY 2018	FY 2017	% Change
Cash flows from operations	$121,352	$105,686	15%
Purchases of property and equipment	(7,250)	(3,377)	115%
Free cash flow	114,102	102,309	12%
Add back: restructuring payments	6,111	19,234	(68)%
Adjusted free cash flow	$120,213	$121,543	(1)%

Non-GAAP Bookings from Application Development and Deployment Segment
(Unaudited)

(In thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017
GAAP revenue	$19,634	$20,227	$20,188	$20,396	$80,445
Add: change in deferred revenue
Beginning balance	52,971	51,298	52,400	52,615	52,971
Ending balance	51,298	52,400	52,615	53,794	53,794
Change in deferred revenue	(1,673)	1,102	215	1,179	823
Non-GAAP bookings	$17,961	$21,329	$20,403	$21,575	$81,268

(In thousands)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018
GAAP revenue	$20,035	$20,347	$20,057	$19,438	$79,877
Add: change in deferred revenue
Beginning balance	53,794	52,927	51,978	52,638	53,794
Ending balance	52,927	51,978	52,638	55,126	55,126
Change in deferred revenue	(867)	(949)	660	2,488	1,332
Non-GAAP bookings	$19,168	$19,398	$20,717	$21,926	$81,209

EXPECTED IMPACT OF ADOPTION OF ASC 606 ON SELECT ANNUAL AND QUARTERLY REPORTED RESULTS - GAAP
(Unaudited)

Progress adopted ASC 606 on December 1, 2018. As our GAAP results for fiscal year 2018 are reported under prior revenue recognition guidance, we have provided preliminary adjusted amounts for fiscal year 2018 and the quarterly periods in fiscal 2018 for comparability to the first fiscal quarter and full fiscal year of 2019. These amounts are unaudited.

	Fiscal Year Ended
	November 30, 2018
(In thousands, except percentages and per share amounts)	As Reported	Adjustments	As Adjusted
Revenue:
Software licenses	$122,137	$(22,338)	$99,799
Maintenance and services	275,028	4,153	279,181
Total revenue	$397,165	$(18,185)	$378,980
Income from operations	$85,998	$(18,185)	$67,813
Operating margin	22%	(4)%	18%
Net income	$63,491	$(13,822)	$49,669
Diluted EPS	$1.38	$(0.30)	$1.08
Cash from operations	$121,352	$—	$121,352

	Fiscal Year 2018 Quarter Ended
	February 28, 2018		May 31, 2018		August 31, 2018		November 30, 2018
(In thousands, except percentages and per share amounts)	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted
Revenue:
Software licenses	$25,343	$26,054	$26,439	$22,526	$27,204	$22,852	$43,151	$28,367
Maintenance and services	68,704	69,356	69,663	70,338	68,479	69,751	68,182	69,736
Total revenue	$94,047	$95,410	$96,102	$92,864	$95,683	$92,603	$111,333	$98,103
Income from operations	$17,768	$19,131	$21,788	$18,550	$22,183	$19,103	$24,259	$11,029
Operating margin	19%	20%	23%	20%	23%	21%	22%	11%
Net income	$12,912	$13,732	$15,403	$12,904	$16,746	$14,390	$18,430	$8,643
Diluted EPS	$0.27	$0.29	$0.33	$0.28	$0.37	$0.32	$0.41	$0.19
Cash from operations	$31,595	$31,595	$42,129	$42,129	$23,301	$23,301	$24,327	$24,327

EXPECTED IMPACT OF ADOPTION OF ASC 606 ON SELECT ANNUAL AND QUARTERLY REPORTED RESULTS - NON-GAAP
(Unaudited)

Progress adopted ASC 606 on December 1, 2018. As our Non-GAAP results for fiscal year 2018 are reported under prior revenue recognition guidance, we have provided preliminary adjusted amounts for fiscal year 2018 and the quarterly periods in fiscal 2018 for comparability to the first fiscal quarter and full fiscal year of 2019. These amounts are unaudited.

	Fiscal Year Ended
	November 30, 2018
(In thousands, except percentages and per share amounts)	As Reported	Adjustments	As Adjusted
Non-GAAP revenue:
Software licenses	$122,200	$(22,402)	$99,798
Maintenance and services	275,495	4,153	279,648
Total non-GAAP revenue	$397,695	$(18,249)	$379,446
Non-GAAP income from operations	$152,200	$(18,249)	$133,951
Non-GAAP operating margin	38%	(3)%	35%
Non-GAAP net income	$115,040	$(13,861)	$101,179
Non-GAAP diluted EPS	$2.49	$(0.30)	$2.19
Adjusted free cash flow	$120,213	$—	$120,213

	Fiscal Year 2018 Quarter Ended
	February 28, 2018		May 31, 2018		August 31, 2018		November 30, 2018
(In thousands, except percentages and per share amounts)	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted
Non-GAAP revenue:
Software licenses	$25,362	$26,054	$26,457	$22,526	$27,223	$22,852	$43,158	$28,366
Maintenance and services	68,832	69,483	69,755	70,430	68,571	69,844	68,337	69,891
Total non-GAAP revenue	$94,194	$95,537	$96,212	$92,956	$95,794	$92,696	$111,495	$98,257
Non-GAAP income from operations	$34,744	$36,087	$37,378	$34,121	$35,865	$32,767	$44,213	$30,976
Non-GAAP operating margin	37%	38%	39%	37%	37%	35%	40%	32%
Non-GAAP net income	$25,519	$26,581	$27,763	$25,301	$27,168	$24,856	$34,590	$24,441
Non-GAAP diluted EPS	$0.54	$0.56	$0.60	$0.55	$0.60	$0.54	$0.76	$0.54
Adjusted free cash flow	$32,948	$32,948	$42,761	$42,761	$21,272	$21,272	$23,232	$23,232

EXPECTED IMPACT OF ADOPTION OF ASC 606 ON REPORTED RESULTS OF OPERATIONS BY SEGMENT - GAAP
(Unaudited)

Progress adopted ASC 606 on December 1, 2018. As our GAAP and Non-GAAP results for fiscal year 2018 are reported under prior revenue recognition guidance, we have provided preliminary adjusted amounts for fiscal year 2018 and the quarterly periods in fiscal 2018 for comparability to the first fiscal quarter and full fiscal year of 2019. These amounts are unaudited.

	Fiscal Year 2018 Quarter Ended
	February 28, 2018		May 31, 2018		August 31, 2018		November 30, 2018
(In thousands)	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted
Segment revenue:
OpenEdge	$66,408	$66,663	$69,967	$69,607	$68,029	$68,519	$73,854	$73,016
DCI	7,604	9,492	5,788	3,411	7,597	4,563	18,041	5,663
AD&D	20,035	19,255	20,347	19,846	20,057	19,521	19,438	19,424
	94,047	95,410	96,102	92,864	95,683	92,603	111,333	98,103
Segment costs of revenue and operating expenses:
OpenEdge	15,762	15,762	15,013	15,013	16,419	16,419	20,626	20,626
DCI	1,629	1,629	1,674	1,674	1,520	1,520	2,811	2,811
AD&D	6,798	6,798	6,199	6,199	7,071	7,071	7,019	7,019
	24,189	24,189	22,886	22,886	25,010	25,010	30,456	30,456
Segment contribution margin:
OpenEdge	50,646	50,901	54,954	54,594	51,610	52,100	53,228	52,390
DCI	5,975	7,863	4,114	1,737	6,077	3,043	15,230	2,852
AD&D	13,237	12,457	14,148	13,647	12,986	12,450	12,419	12,405
	$69,858	$71,221	$73,216	$69,978	$70,673	$67,593	$80,877	$67,647

EXPECTED IMPACT OF ADOPTION OF ASC 606 ON REPORTED REVENUE BY SEGMENT - NON-GAAP
(Unaudited)

	Fiscal Year 2018 Quarter Ended
	February 28, 2018		May 31, 2018		August 31, 2018		November 30, 2018
(In thousands)	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted
Non-GAAP revenue:
OpenEdge	$66,490	$66,744	$70,016	$69,656	$68,052	$68,543	$73,976	$73,138
DCI	7,604	9,492	5,788	3,411	7,597	4,563	18,041	5,663
AD&D	20,100	19,301	20,408	19,889	20,145	19,590	19,478	19,456
	$94,194	$95,537	$96,212	$92,956	$95,794	$92,696	$111,495	$98,257

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2019 GUIDANCE
(Unaudited)

Fiscal Year 2019 Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2018(1)	November 30, 2019
(In millions)		Low	% Change	High	% Change
GAAP revenue	$379.0	$380.0	—%	$386.0	2%
Acquisition-related adjustments - revenue(2)	0.4	—	n/a	—	n/a
Non-GAAP revenue	$379.4	$380.0	—%	$386.0	2%

(1)Progress adopted ASC 606 on December 1, 2018. As our GAAP results for fiscal year 2018 are reported under prior revenue recognition guidance, we have provided preliminary adjusted amounts for fiscal year 2018 for comparability to fiscal year of 2019. These amounts are unaudited.

(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue under prior accounting guidance that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively. Upon our adoption of ASC 606 in fiscal year 2019, our GAAP revenue and Non-GAAP revenue results are the same.

Fiscal Year 2019 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2019
(In millions)	Low	High
GAAP income from operations	$76.4	$79.0
GAAP operating margins	20%	20%
Stock-based compensation	23.6	23.6
Amortization of intangibles	34.9	34.9
Total adjustments	58.5	58.5
Non-GAAP income from operations	$134.9	$137.5
Non-GAAP operating margin	36%	36%

Fiscal Year 2019 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2019
(In millions, except per share data)	Low	High
GAAP net income	$53.1	$55.1
Adjustments (from previous table)	58.5	58.5
Income tax adjustment(3)	(7.8)	(7.4)
Non-GAAP net income	$103.8	$106.2

GAAP diluted earnings per share	$1.19	$1.24
Non-GAAP diluted earnings per share	$2.33	$2.39

Diluted weighted average shares outstanding	44.5	44.5

(3)Tax adjustment is based on a non-GAAP effective tax rate of approximately 19% for Low and High, calculated as follows:
Non-GAAP income from operations	$134.9	$137.5
Other (expense) income	(6.5)	(6.5)
Non-GAAP income from continuing operations before income taxes	128.4	131.0
Non-GAAP net income	103.9	106.3
Tax provision	$24.5	$24.7
Non-GAAP tax rate	19%	19%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2019 GUIDANCE
(Unaudited)

Fiscal Year 2019 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2019
(In millions)	Low	High
Cash flows from operations (GAAP)	$120	$125
Purchases of property and equipment	(5)	(5)
Adjusted free cash flow (non-GAAP)	$115	$120

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2019 GUIDANCE
(Unaudited)

Q1 2019 Revenue Guidance
	Three Months Ended	Three Months Ending
	February 28, 2018(1)	February 28, 2019
(In millions)		Low	% Change	High	% Change
GAAP revenue	$95.4	$85.0	(11)%	$88.0	(8)%
Acquisition-related adjustments - revenue(2)	0.1	—	n/a	—	n/a
Non-GAAP revenue	$95.5	$85.0	(11)%	$88.0	(8)%

(1)Progress adopted ASC 606 on December 1, 2018. As our GAAP results for fiscal year 2018 are reported under prior revenue recognition guidance, we have provided preliminary adjusted amounts for fiscal year 2018 for comparability to the first fiscal quarter of fiscal year 2019. These amounts are unaudited.

(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue under prior accounting guidance that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively. Upon our adoption of ASC 606 in fiscal year 2019, our GAAP revenue and Non-GAAP revenue results are the same.

Q1 2019 Non-GAAP Earnings per Share Guidance
	Three Months Ending February 28, 2019
	Low	High
GAAP diluted earnings per share	$0.18	$0.20
Stock-based compensation	0.13	0.13
Amortization of intangibles	0.19	0.19
Total adjustments	0.32	0.32
Income tax adjustment	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.45	$0.47